Exhibit 1.A(8)(i)(v)

        Addendum No. 8 dated November 27, 1998 to Participation Agreement among WRL Series Fund, Inc., PFL Life and AUSA Life Insurance Company, Inc.

                                ADDENDUM NO. 8 TO
                             PARTICIPATION AGREEMENT
                                      AMONG
                             WRL SERIES FUND, INC.,
                           PFL LIFE INSURANCE COMPANY,
                                       AND
                        AUSA LIFE INSURANCE COMPANY, INC.

         Amendment No. 8 to the Participation Agreement among WRL Series Fund, Inc., PFL Life Insurance Company, AUSA Life Insurance Company, Inc. dated July 1, 1992 ("Participation Agreement").

         WHEREAS, PFL Life Insurance Company has recently established the Legacy Builder Variable Life Separate Account, a separate account for purposes of selling a variable life product funded by WRL Series Fund, Inc.

         NOW, THEREFORE, IT IS HEREBY AGREED that PFL Life Insurance Company, through its separate account, the Legacy Builder Variable Life Separate Account, is authorized to acquire shares issued by WRL Series Fund, Inc., subject to the terms and conditions of the Participation Agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Addendum to be executed in its name and on its behalf by its duly authorized representative as of November 27, 1998.

PFL LIFE INSURANCE COMPANY                 WRL SERIES FUND, INC.
By its authorized officer                  By its authorized officer

By:  /s/ WILLIAM L. BUSLER                 By:  /s/ THOMAS E. PIERPAN
   ----------------------------------         --------------------------------
                                                  Vice President, Secretary and
Title:   President                         Title: Associate General Counsel
      -------------------------------            ------------------------------
Date:    December 18, 1998                 Date:    December 16, 1998
     --------------------------------           -------------------------------

AUSA LIFE INSURANCE
COMPANY, INC.
By its authorized officer

By:  /s/ WILLIAM L. BUSLER
   ----------------------------------
Title:   Vice President
      -------------------------------
Date:    December 19, 1998
     --------------------------------

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                                     AMENDED
                                   SCHEDULE A

                           Effective November 27, 1998

                Account(s), Policy(ies) and Portfolio(s) Subject
                         to the Participation Agreement

Accounts:         PFL Endeavor Variable Annuity Account
                  AUSA Endeavor Variable Annuity Account
                  Mutual Fund Account
                  PFL Life Variable Annuity Account A
                  PFL Retirement Builder Variable Annuity Account
                  Legacy Builder Variable Life Separate Account

Policies:         PFL Endeavor Variable Annuity
                  PFL Endeavor ML Variable Annuity
                  PFL Endeavor Platinum Variable Annuity
                  AUSA Endeavor Variable Annuity
                  Atlas Portfolio Builder Variable Annuity
                  Flexible Premium Individual Deferred Variable Annuity
                           (Policy Form No. AV288-101-95-796;
                           marketing name - PFL Retirement Income Builder II)
                  Legacy Builder II

Portfolios:       WRL Series Fund, Inc.
                           Growth Portfolio
                           Bond Portfolio
                           Money Market Portfolio
                           Global Portfolio
                           Strategic Total Return Portfolio
                           Emerging Growth Portfolio
                           Aggressive Growth Portfolio
                           Balanced Portfolio
                           Growth & Income Portfolio
                           C.A.S.E. Growth Portfolio
                           Value Equity Portfolio
                           Global Sector Portfolio
                           International Equity Portfolio
                           U.S. Equity Portfolio
                           Real Estate Securities Portfolio
                           Third Avenue Value Portfolio
                           Tactical Asset Allocation Portfolio